Exhibit 20(d)


                Monthly Certificateholders' Statement

                 Sears Credit Account Master Trust II

                  Series 1995-5 Monthly Statement

Distribution Date: July 15, 1999       Due Period Ending: June 1999

Under the Series Supplements relating to the Pooling and Servicing
Agreement dated as of July 31, 1994, as amended, by and among Sears, Roebuck and Co., SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) and The First National Bank of Chicago as Trustee, the Trustee is required to prepare Certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and the Distribution Date listed above is set forth below:

1. Payments or Allocations to Series 1995-5 Investors this Due Period

                    Total                Interest         Principal
Series 1995-5

Class A            $2,520,833.33         $2,520,833.33    $0.00

Class B            $117,438.33           $117,438.33      $0.00

Class C            $0.00                 $0.00            $0.00


2. Principal Receivables at the end of the Due Period

(a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST         $10,028,399,541.17

Aggregate Investor Interest                           $7,259,090,272.53

Seller Interest                                       $2,769,309,268.64

(b) INVESTOR INTEREST BY GROUPS

Group One Investor Interest                           $7,259,090,272.53

(c) INVESTOR INTEREST BY SERIES

Series 1994-1 Investor Interest                       $496,591,585.60
Series 1995-1 Investor Interest                       $176,474,191.02
Series 1995-2 Investor Interest                       $537,002,311.12
Series 1995-3 Investor Interest                       $541,330,909.08
Series 1995-5 Investor Interest                       $588,250,000.00
Series 1996-1 Investor Interest                       $588,240,000.00
Series 1996-2 Investor Interest                       $231,050,275.71
Series 1996-3 Investor Interest                       $588,240,000.00
Series 1996-4 Investor Interest                       $588,240,000.00
Series 1996-5 Investor Interest                       $628,931,000.00
Series 1997-1 Investor Interest                       $588,240,000.00
Series 1998-1 Investor Interest                       $588,250,000.00
Series 1998-2 Investor Interest                       $530,000,000.00
Series 1999-1 Investor Interest                       $588,250,000.00

(d) INVESTOR INTEREST BY CLASS (SERIES 1995-5)

Class A Investor Interest                             $500,000,000.00
Class B Investor Interest                              $22,730,000.00
Class C Investor Interest                              $65,520,000.00

TOTAL CLASS INVESTOR INTEREST                         $588,250,000.00


3. Allocation of Collections During the Due Period

(a) TOTAL COLLECTIONS                                 $736,041,765.77

Principal Receivables Collected                       $568,403,603.10

Finance Charge Receivables Collected                  $167,638,162.67

Recovered Amounts added as Additional Funds            $14,321,211.38


                                                         Additional
                      Finance Charge    Principal        Allocable
                      Collections       Collections      Amounts

(b) ALLOCATION OF
COLLECTIONS WITH
RESPECT TO THE
INVESTOR INTEREST
AND THE SELLER
INTEREST

Aggregate Investor
Allocation (Aggregate
Investor Percentage
multiplied by total
Collections received
during the Due
Period)               $122,137,646.57   $414,126,934.35  $14,321,211.38

Seller Allocation
(Seller Percentage
multiplied by total
Collections received
during the Due
Period)               $45,500,516.10    $154,276,668.75  $0.00

(c) Group One
Allocation            $122,137,646.57   $414,126,934.35  $14,321,211.38

(d) Series 1995-5
Allocation            $9,710,082.30     $32,923,563.94   $1,138,552.65

(e) Reallocations
of Collections
to Series 1995-5 from
other series in Group
One and application
Of Charge-Off
reimbursements
to Principal
payments              $0.00             $0.00            $0.00


4. Information Concerning Controlled Amortization Amount

                                                          Total
                                   Amount                 Distributions
                                   Distributed this       through this
                                   Due Period             Due Period

SERIES 1995-5 BY CLASS:

Class A                            $0.00                  $0.00

Class B                            $0.00                  $0.00

Class C                            $0.00                  $0.00


5. Investor Charged-Off Amounts
                                                        This Due Period

(a)Group One (the sum of the Series Investor Charged-
Off Amounts for all Series in Group One)                 $50,481,828.79

(b)Series 1995-5 (the sum of the Class Investor Charged-
Off Amounts for all Classes in Series 1995-5)            $4,013,363.01

(c)Series 1995-5 By Class:

Class A (Class A Percentage multiplied
by the Charged-Off Amount)                               $3,411,273.27

Class B (Class B Percentage multiplied
by the Charged-Off Amount)                               $155,076.48

Class C (Class C Percentage multiplied
by the Charged-Off Amount)                               $447,013.25

6. Investor Losses

                                                         Total

(a)Group  One                                            $0.00

(b)Series 1995-5                                         $0.00

(c)Series 1995-5 By Class:

Class A                                                  $0.00

Class B                                                  $0.00

Class C                                                  $0.00


7. Monthly Servicing Fee Payable This Due Period

SELLER SERVICING FEE                                   $4,594,138.64

INVESTOR SERVICING FEE

(a)Group One                                           $12,332,108.08

(b)Series 1995-5                                       $980,416.67


8. Performance Analysis

(a)Portfolio Yield (Finance Charge Collections
during the Due Period divided by Principal
Receivables in the Trust as of the first
day of the Due Period)                                    19.81%

(b)Charge-Offs (Charged-Off Amounts during
the Due Period divided by Principal
Receivables in the Trust as of the
first day of the Due Period)                               8.19%

(c)Recoveries (Recovered Amounts added as
Additional Funds on the Distribution Date
divided by Aggregate Investor Interest in the
Trust as of the first day of the Due Period)               2.32%

(d)Investor Servicing Fee Percentage
(weighted  average of Investor Servicing
Fees for Series 1995-5)                                    2.00%

(e)Weighted Average Certificate Rate
(weighted average certificate rates for all
classes of Series 1995-5)                                  5.38%

(f)Series Excess Servicing Percentage (the sum of
Portfolio Yield and Recoveries minus the sum of
Charge-Offs, the Investor Servicing Fee Percentage
and the Weighted Average Certificate Rate)                 6.56%

(g)Total Payment Rate (Aggregate Collections
during the Due Period divided by the aggregate
amount of Receivables in the Trust as of
the first day of the Due Period)                           7.13%


   9. Summary Delinquency Aging Information

Sears has completed its conversion to the Total Systems Services, Inc. ("TSYS") account processing system. For a further discussion of Sears change to a new aging methodology in connection with the conversion of its receivables processing system to the TSYS account processing system, see the Trust's Current Report on Form 8-K dated May 14, 1998.

The Accounts in the Trust have the following delinquency distribution:


                                             June 1999
         Delinquencies as a % of balances
            60 - 89 days past due........      2.02%
            90 - 119 days past due.......      1.39%
            120 days or more past due....      3.69%
         Total Delinquencies                   7.10%


The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the Trust at the beginning of the Due Period. Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment. The delinquency data reflect the percentage of Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Trustee


                                      By: /s/Diane Swanson
                                             Diane Swanson
                                             Assistant Vice President